MAS Draft 12/13/99

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 Pursuant to Section 13 OR Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 1999

                                 Eurotech, Ltd.
             (Exact name of registrant as specified in its charter)

     District of Columbia              333-26673                 33-0662435
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

                             1216 16th Street, N.W.
                             Washington, D.C.                         20036
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               (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (202) 466-5448
                                                   --------------

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          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Pursuant to an agreement dated as of November 30, 1999 with Kurchatov Research Holdings Ltd. ("KRHL"), a copy of which is filed as an Exhibit to this Report, we entered into a transaction to separate from one another the respective businesses conducted by us and KRHL.

KRHL was incorporated in Delaware shortly after we were by Kurt Seifman and Peter Gulko, the same persons who organized us and caused us to be incorporated in the District of Columbia, as a technology holding company the business of which is in many ways identical to ours. In making his investment in KRHL, we are informed that Mr. Gulko was acting on behalf of the Russian scientists who developed a number of the technologies that were acquired by us, principally EKOR, our silicon compound technology for the conservation and containment of ecologically hazardous radioactive materials.

Pursuant to an agreement dated January 28, 1997 between us and KRHL which was part of the arrangements pursuant to which EKOR was licensed to us, KRHL was entitled to receive from us one-half of any net operating profit derived by us from the operation, licensing, sale or other exploitation by us of EKOR. The effect of the agreement that we are reporting on in this Report was our reacquisition of this 50% net profit interest from KRHL.

The purchase price of the 50% net profit interest in EKOR that we thus reacquired from KRHL consisted of the following elements:

o We issued to KRHL 2,000,000 shares of our authorized but unissued common stock.

o We surrendered to KRHL the 6,795,000 shares of KRHL common stock that we had acquired on September 19, 1999 from Mr. Gulko in exchange for the issuance to Mr. Gulko of 4,530,000 shares of our common stock, which Mr. Gulko has reported in his report of this transaction on Form 13D he is holding for the benefit of the Russian scientists.

o We extended until September 1, 2000, KRHL's obligation to pay us the $350,000 balance that KRHL owes us of the $500,000 purchase price of the resealable can technology the development of which we had financed and which we had previously sold to KRHL, and we released the 6% royalty interest that we had retained in that technology.

o We assumed KRHL's obligations to Spinneret Financial Systems, Inc ("Spinneret"). KRHL had borrowed $750,000 from Spinneret against a convertible debenture on which there are owed interest that has not been paid and penalties for failure to register shares into which the debentures are convertible. Spinneret is a party to our agreement with KRHL for the purpose of consenting to this assumption.

o We have agreed to pay to KRHL in the future a royalty of 2% on any sales of EKOR made by us.

      The transaction reflected in the November 30, 1999 agreement was negotiated on our behalf principally by Mr. Chad Verdi, the one director of ours who never had an interest in KRHL. The transaction was also approved by both Dr. Wilkes and Dr. Graves, our other two directors, each of whom at one time owned shares of KRHL common stock as well as of our common stock, but who have disposed of their KRHL shares. Mr. Hahnfeldt, our President, is the brother of the president of Spinneret.

      Our Board and management agreed to this transaction as being in our best interests. In agreeing to the consideration for our reacquisition of KRHL's 50% net profit interest in EKOR, they took into consideration the following factors:

o What they believe to be the commercial potential of EKOR, despite the fact that we have yet to make our first sale of an EKOR product.

o The relative market prices, as quoted on NASDAQ's Electronic Bulletin Board, of our and KRHL's common stocks.

o The fact that, apart from our common interest in EKOR, the type of technologies currently being developed by KRHL is entirely distinct from the type of technologies being developed by us.

o     There is no longer any overlap among KRHL's and our directors or officers.

Item 7. Financial Statements and Exhibits

(3)   Exhibits

2. Agreement dated as of November 30, 1999 between registrant and Kurchatov Research Holdings Ltd.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EUROTECH  LTD.


December 15, 1999                      By: /s/ Don V. Hahnfeldt
                                           ------------------------------
                                                Don V. Hahnfeldt
                                                President